Exhibit 99.1

PRESS RELEASE
Financial Contact:
Robert A. Milligan
Chief Financial Officer
480.998.3478

HEALTHCARE TRUST OF AMERICA, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2016 EARNINGS
Scottsdale, Arizona (February 15, 2017) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the quarter and year ended December 31, 2016.

Fourth Quarter 2016 Highlights
Operating

•	Net Income Attributable to Common Stockholders: Increased 59.6% to $16.6 million, compared to Q4 2015. Earnings per diluted share increased 37.5% to $0.11 per diluted share, compared to Q4 2015.

•
FFO: As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), increased 22.1% to $60.9 million, compared to Q4 2015. FFO per diluted share increased 7.7% to $0.42 per diluted share, compared to Q4 2015.

•	Normalized FFO: Increased 17.3% to $59.5 million, compared to Q4 2015. Normalized FFO per diluted share increased 5.1% to $0.41 per diluted share, compared to Q4 2015.

•	Normalized FAD: Increased 16.3% to $52.2 million, compared to Q4 2015.

•	Same-Property Cash NOI: Increased $1.9 million, or 2.9%, to $69.7 million, compared to Q4 2015. Same-Property rental revenue increased $2.0 million, or 2.6%, to $79.0 million, compared to Q4 2015.
Portfolio

•
Investments: HTA invested $67.8 million to acquire medical office buildings totaling approximately 224,000 square feet of gross leasable area (“GLA”) that were 94% leased as of the date of acquisition and in its key markets of Boston, Massachusetts; Columbus, Ohio; and Raleigh-Durham, North Carolina.

•
Dispositions: HTA completed the disposition of two senior care facilities located in California for an aggregate gross sales price of $13.0 million totaling approximately 71,000 square feet of GLA, generating net gains of $4.8 million.

•
Leasing: HTA entered into new and renewal leases on approximately 488,000 square feet of GLA, or 2.8% of its portfolio. Tenant retention for the Same-Property portfolio was 84% by GLA for the quarter, which included approximately 400,000 square feet of expiring leases. Renewal leases included tenant improvements of $2.17 per square foot per year of the lease term and ten days of free rent per year of the lease term.

Balance Sheet

•
Balance Sheet: At the end of the year, HTA had total leverage of 29.4%, measured by debt to market capitalization, and 5.7x measured as debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Total liquidity at the end of the quarter was $767.7 million, including $756.5 million of availability under its unsecured revolving credit facility and $11.2 million of cash and cash equivalents.

Full Year 2016 Highlights
Operating

•	Net Income Attributable to Common Stockholders: Increased 39.4% to $45.9 million, compared to 2015. Earnings per diluted share increased 26.9% to $0.33 per diluted share, compared to 2015.

•	FFO: As defined by NAREIT, increased 14.5% to $215.6 million, compared to 2015. FFO per diluted share increased 4.8% to $1.54 per diluted share, compared to 2015.

•	Normalized FFO: Increased 15.0% to $225.2 million, compared to 2015. Normalized FFO per diluted share increased 5.2% to $1.61 per diluted share, compared to 2015.

•	Normalized FAD: Increased 12.2% to $200.1 million, compared to 2015.

•
Same-Property Cash NOI: Increased $7.3 million, or 2.9%, to $258.3 million, compared to 2015. Same-Property rental revenue increased $6.7 million, or 2.3%, to $292.3 million, compared to 2015. Full year 2016 Same-Property Cash NOI only includes those properties that were acquired through the end of 2014.

Portfolio

•	Investments: HTA completed $700.8 million of investments totaling approximately 2.5 million square feet of GLA that were 93% leased as of the date of acquisition.

•
Dispositions: HTA completed dispositions of six senior care facilities located in Texas and California for an aggregate gross sales price of $39.5 million totaling approximately 226,000 square feet of GLA, generating net gains of $9.0 million.

•
Leasing: HTA entered into new and renewal leases on approximately 1.6 million square feet of GLA, or 9.0% of its portfolio. Tenant retention for the Same-Property portfolio was 80% by GLA for the year ended 2016, which included approximately 1.3 million square feet of expiring leases. For the year ended 2016, renewal leases included tenant improvements of $1.55 per square foot per year of the lease term and six days of free rent per year of the lease term.

•	Leased Rate: At the end of the year, HTA had a leased rate for its portfolio and Same-Property portfolio of 91.9% by GLA.
Capital Markets

•
Equity: During the year ended 2016, HTA issued $492.5 million of equity at an average price of $29.33 per share. This was comprised of $297.8 million from the sale of common stock in underwritten public offerings at an average gross price of $30.64 per share, $122.9 million from the sale of common stock under the ATM at an average gross price of $27.82 per share, and $71.8 million from the issuance of Class A operating partnership units in connection with acquisition transactions.

•
Debt: HTA issued $350.0 million of senior unsecured 10-year notes, with a coupon of 3.50% per annum and Healthcare Trust of America Holdings, LP, the operating partnership of HTA, executed a $200.0 million 7-year unsecured term loan with net proceeds used to refinance its $155.0 million unsecured term loan due in 2019. During the year ended 2016, HTA repaid $110.9 million of existing mortgage loans, generating prepayment penalties of $3.0 million.

•
Dividends: During the year ended 2016, HTA’s Board of Directors increased the quarterly dividend run rate by 1.7% to $0.30 per share of common stock, representing an annualized rate of $1.20 per share of common stock.

Financial Results - Fourth Quarter 2016
Rental Income
Rental income increased 19.5% to $121.9 million for the three months ended December 31, 2016, compared to $102.0 million for the three months ended December 31, 2015.
Net Income
Net income increased 62.2% to $17.2 million for the three months ended December 31, 2016, compared to $10.6 million for the three months ended December 31, 2015.
FFO
FFO, as defined by NAREIT, was $0.42 per diluted share, or $60.9 million, for the three months ended December 31, 2016, compared to $0.39 per diluted share, or $49.9 million, for the three months ended December 31, 2015.
Normalized FFO
Normalized FFO was $0.41 per diluted share, or $59.5 million, for the three months ended December 31, 2016, compared to $0.39 per diluted share, or $50.7 million, for the three months ended December 31, 2015.
Normalized FAD
Normalized FAD increased 16.3% to $52.2 million for the three months ended December 31, 2016, compared to $44.9 million for the three months ended December 31, 2015.
NOI
NOI was $83.6 million for the three months ended December 31, 2016, compared to $71.5 million for the three months ended December 31, 2015.
Same-Property Cash NOI
Same-Property Cash NOI increased $1.9 million, or 2.9%, to $69.7 million for the three months ended December 31, 2016, compared to $67.8 million for the three months ended December 31, 2015. Same-Property rental revenue increased $2.0 million, or 2.6%, to $79.0 million for the three months ended December 31, 2016, compared to the three months ended December 31, 2015.
General and Administrative Expenses
General and administrative expenses were $7.9 million for the three months ended December 31, 2016, compared to $6.3 million for the three months ended December 31, 2015.
Interest Expense and Change in Fair Value of Derivative Financial Instruments
The total interest expense and change in fair value of derivative financial instruments for the three months ended December 31, 2016, was $12.3 million, which included $15.8 million of interest expense related to debt and interest rate swaps and a net gain of $3.5 million on the change in the fair value of HTA’s derivative financial instruments.
Investment Activity
During the three months ended December 31, 2016, HTA invested $67.8 million to acquire medical office buildings totaling approximately 224,000 square feet of GLA that were 94% leased as of the date of acquisition and in its key markets of Boston, Massachusetts; Columbus, Ohio; and Raleigh-Durham, North Carolina and completed the disposition of two senior care facilities located in California for an aggregate gross sales price of $13.0 million totaling approximately 71,000 square feet of GLA, generating net gains of $4.8 million.
Tenant Retention
Tenant retention for the Same-Property portfolio was 84% by GLA for the three months ended December 31, 2016, which included approximately 400,000 square feet of expiring leases.
Financial Results - Full Year 2016
Rental Income
Rental income increased 14.1% to $460.6 million for the year ended December 31, 2016, compared to $403.6 million for the year ended December 31, 2015.
Net Income
Net income increased 41.1% to $47.3 million for the year ended December 31, 2016, compared to $33.6 million for the year ended December 31, 2015.
FFO
FFO, as defined by NAREIT, was $1.54 per diluted share, or $215.6 million, for the year ended December 31, 2016, compared to $1.47 per diluted share, or $188.2 million, for the year ended December 31, 2015.

Normalized FFO
Normalized FFO was $1.61 per diluted share, or $225.2 million, for the year ended December 31, 2016, compared to $1.53 per diluted share, or $195.9 million, for the year ended December 31, 2015.
Normalized FAD
Normalized FAD increased 12.2% to $200.1 million for the year ended December 31, 2016, compared to $178.3 million for the year ended December 31, 2015.
NOI
NOI was $317.2 million for the year ended December 31, 2016, compared to $280.4 million for the year ended December 31, 2015.
Same-Property Cash NOI
Same-Property Cash NOI increased $7.3 million, or 2.9%, to $258.3 million for the year ended December 31, 2016, compared to $251.0 million for the year ended December 31, 2015. Same-Property rental revenue increased $6.7 million, or 2.3%, to $292.3 million for the year ended December 31, 2016, compared to the year ended December 31, 2015.
General and Administrative Expenses
General and administrative expenses were $28.8 million for the year ended December 31, 2016, compared to $25.6 million for the year ended December 31, 2015.
Interest Expense and Change in Fair Value of Derivative Financial Instruments
The total interest expense and change in fair value of derivative financial instruments for the year ended December 31, 2016, was $60.8 million, which included $62.1 million of interest expense related to debt and interest rate swaps and a net gain of $1.3 million on the change in the fair value of HTA’s derivative financial instruments.
HTA ended the year with a weighted average interest rate of 3.35% per annum, including the impact of interest rate swaps. The weighted average remaining term of its debt portfolio was 5.7 years, including extension options.
Investment Activity
During the year ended December 31, 2016, HTA completed $700.8 million of investments totaling approximately 2.5 million square feet of GLA that were 93% leased as of the date of acquisition and completed dispositions of six senior care facilities located in Texas and California for an aggregate gross sales price of $39.5 million totaling approximately 226,000 square feet of GLA, generating net gains of $9.0 million.
Leased Rate, Occupancy Rate and Tenant Retention
The leased rate (includes leases which have been executed, but which have not yet commenced) was 91.9% by GLA as of December 31, 2016. The occupancy rate of HTA’s portfolio was 91.2% by GLA as of December 31, 2016. Tenant retention for the Same-Property portfolio was 80% by GLA for the year ended December 31, 2016, which included approximately 1.3 million square feet of expiring leases.
Credit Rated Tenants
Investment grade rated tenants as a percent of annualized base rent was 41% as of December 31, 2016. Additionally, 55% of HTA’s annualized base rent as of December 31, 2016 was derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.
In-House Property Management and Leasing Platform
As of December 31, 2016, HTA’s in-house property management and leasing platform operated approximately 16.1 million square feet of GLA, or 91%, of HTA’s total portfolio.
Balance Sheet
As of December 31, 2016, HTA had total assets of $3.7 billion, cash and cash equivalents of $11.2 million, and $756.5 million available on its unsecured revolving credit facility (includes the impact of $5.5 million of outstanding letters of credit). The leverage ratio of debt to market capitalization was 29.4%.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, based on gross leasable area (“GLA”). We provide the real estate infrastructure for the integrated delivery of healthcare services in highly desirable locations. Over the last decade, we have invested $4.2 billion primarily in MOBs and other healthcare assets comprising 17.7 million square feet of GLA. Our investments are targeted in 20 to 25 key markets that we believe have superior healthcare demographics that support strong, long-term demand for medical office space. We have achieved, and continue to achieve, critical mass within these key markets by expanding our presence through accretive acquisitions, and utilizing our in-house operating expertise through our regionally located property management and leasing platform.
Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that we believe have significantly outperformed the S&P 500 and US REIT indices. More information about HTA can be found on the Company’s website at www.htareit.com.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K and in our filings with the SEC.
Conference Call
HTA will host a conference call and webcast on Thursday, February 16, 2017 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to review its financial performance and operating results for the quarter and year ended December 31, 2016.
Conference Call and Webcast Details:
Domestic Dial-In Number: (877) 507-6265
International Dial-In Number: (412) 902-6633
Canada Dial-In Number: (855) 669-9657
Webcast: www.htareit.com under the Investor Relations tab
Replay Conference Call Details:
Domestic Dial-In Number: (877) 344-7529
International Dial-In Number: (412) 317-0088
Canada Dial-In Number: (855) 669-9658
Conference ID: 10098585
Available February 16, 2017 (one hour after the end of the conference call) to March 16, 2017 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time)
Supplemental Information
Supplemental financial data are available on the Company’s website at www.htareit.com.

HEALTHCARE TRUST OF AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31,
	2016	2015
ASSETS
Real estate investments:
Land	$386,526	$303,706
Building and improvements	3,466,516	2,901,157
Lease intangibles	467,571	430,749
	4,320,613	3,635,612
Accumulated depreciation and amortization	(817,593)	(676,144)
Real estate investments, net	3,503,020	2,959,468
Cash and cash equivalents	11,231	13,070
Restricted cash and escrow deposits	13,814	15,892
Receivables and other assets, net	173,461	141,703
Other intangibles, net	46,318	42,167
Total assets	$3,747,844	$3,172,300
LIABILITIES AND EQUITY
Liabilities:
Debt	$1,768,905	$1,590,696
Accounts payable and accrued liabilities	105,034	94,933
Derivative financial instruments - interest rate swaps	1,920	2,370
Security deposits, prepaid rent and other liabilities	49,859	46,295
Intangible liabilities, net	37,056	26,611
Total liabilities	1,962,774	1,760,905
Commitments and contingencies
Redeemable noncontrolling interests	4,653	4,437
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 141,719,134 and 127,026,839 shares issued and outstanding as of December 31, 2016 and 2015, respectively	1,417	1,270
Additional paid-in capital	2,754,818	2,328,806
Cumulative dividends in excess of earnings	(1,068,961)	(950,652)
Total stockholders’ equity	1,687,274	1,379,424
Noncontrolling interests	93,143	27,534
Total equity	1,780,417	1,406,958
Total liabilities and equity	$3,747,844	$3,172,300

HEALTHCARE TRUST OF AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Rental income	$121,917	$101,983	$460,563	$403,553
Interest and other operating income	122	66	365	269
Total revenues	122,039	102,049	460,928	403,822
Expenses:
Rental	38,452	30,535	143,751	123,390
General and administrative	7,894	6,349	28,773	25,578
Acquisition-related	1,541	1,190	6,538	4,555
Depreciation and amortization	46,436	38,955	176,866	154,134
Impairment	3,080	926	3,080	2,581
Total expenses	97,403	77,955	359,008	310,238
Income before other income (expense)	24,636	24,094	101,920	93,584
Interest expense:
Interest related to derivative financial instruments	(521)	(862)	(2,377)	(3,140)
Gain (loss) on change in fair value of derivative financial instruments, net	3,488	2,310	1,344	(769)
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	2,967	1,448	(1,033)	(3,909)
Interest related to debt	(15,266)	(13,468)	(59,769)	(54,967)
Gain on sales of real estate, net	4,754	—	8,966	152
(Loss) gain on extinguishment of debt, net	(3)	16	(3,025)	123
Other income (expense)	66	(1,517)	286	(1,426)
Net income	$17,154	$10,573	$47,345	$33,557
Net income attributable to noncontrolling interests	(603)	(201)	(1,433)	(626)
Net income attributable to common stockholders	$16,551	$10,372	$45,912	$32,931
Earnings per common share - basic:
Net income attributable to common stockholders	$0.12	$0.08	$0.34	$0.26
Earnings per common share - diluted:
Net income attributable to common stockholders	$0.11	$0.08	$0.33	$0.26
Weighted average common shares outstanding:
Basic	141,727	127,035	136,620	126,074
Diluted	146,050	128,965	140,259	128,004

HEALTHCARE TRUST OF AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net income	$47,345	$33,557	$45,994
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	175,285	151,614	137,188
Share-based compensation expense	7,071	5,724	4,383
Bad debt expense	846	828	312
Gain on sales of real estate, net	(8,966)	(152)	(27,894)
Impairment	3,080	2,581	—
Loss (gain) on extinguishment of debt, net	3,025	(123)	4,663
Change in fair value of derivative financial instruments	(1,344)	769	2,870
Changes in operating assets and liabilities:
Receivables and other assets, net	(22,080)	(7,508)	(9,252)
Accounts payable and accrued liabilities	2,171	(6,284)	12,262
Security deposits, prepaid rent and other liabilities	(2,738)	10,089	(2,027)
Net cash provided by operating activities	203,695	191,095	168,499
Cash flows from investing activities:
Investments in real estate	(591,954)	(279,334)	(307,271)
Acquisition of note receivable	—	—	(11,924)
Proceeds from the sales of real estate	26,555	34,629	78,854
Capital expenditures	(42,994)	(29,270)	(29,037)
Collection of real estate notes receivable	—	—	28,520
Restricted cash, escrow deposits and other assets	2,078	4,711	(18,844)
Net cash used in investing activities	(606,315)	(269,264)	(259,702)
Cash flows from financing activities:
Borrowings on unsecured revolving credit facility	574,000	454,000	294,000
Payments on unsecured revolving credit facility	(704,000)	(272,000)	(313,000)
Proceeds from unsecured senior notes	347,725	—	297,615
Borrowings on unsecured term loans	200,000	100,000	—
Payments on unsecured term loans	(155,000)	—	(100,000)
Payments on secured mortgage loans	(110,935)	(94,856)	(92,236)
Deferred financing costs	(3,191)	(204)	(12,112)
Derivative financial instrument termination payments	—	—	(1,675)
Security deposits	924	(243)	(1,025)
Proceeds from issuance of common stock	418,891	44,324	152,014
Issuance of operating partnership units	2,706	—	—
Repurchase and cancellation of common stock	(2,642)	(1,667)	(1,056)
Redemption of redeemable noncontrolling interests	(4,572)	—	—
Dividends paid	(159,174)	(146,372)	(137,158)
Distributions to noncontrolling interest of limited partners	(3,951)	(2,156)	(1,832)
Net cash provided by financing activities	400,781	80,826	83,535
Net change in cash and cash equivalents	(1,839)	2,657	(7,668)
Cash and cash equivalents - beginning of year	13,070	10,413	18,081
Cash and cash equivalents - end of year	$11,231	$13,070	$10,413

HEALTHCARE TRUST OF AMERICA, INC.
NOI, CASH NOI AND SAME-PROPERTY CASH NOI
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$17,154	$10,573	$47,345	$33,557
General and administrative expenses	7,894	6,349	28,773	25,578
Acquisition-related expenses	1,541	1,190	6,538	4,555
Depreciation and amortization expense	46,436	38,955	176,866	154,134
Impairment	3,080	926	3,080	2,581
Interest expense and net change in fair value of derivative financial instruments	12,299	12,020	60,802	58,876
Gain on sales of real estate, net	(4,754)	—	(8,966)	(152)
Loss (gain) on extinguishment of debt, net	3	(16)	3,025	(123)
Other (income) expense	(66)	1,517	(286)	1,426
NOI	$83,587	$71,514	$317,177	$280,432
NOI percentage growth	16.9%		13.1%

NOI	$83,587	$71,514	$317,177	$280,432
Straight-line rent adjustments, net	(523)	(1,082)	(4,159)	(6,917)
Amortization of below and above market leases/leasehold interests, net and lease termination fees (1)	185	578	682	2,317
Cash NOI	$83,249	$71,010	$313,700	$275,832
Notes receivable interest income	(115)	—	(183)	—
Non Same-Property Cash NOI	(13,397)	(3,209)	(55,210)	(24,859)
Same-Property Cash NOI (2)	$69,737	$67,801	$258,307	$250,973
Same-Property Cash NOI percentage growth	2.9%		2.9%

(1) For the three months and year ended December 31, 2016, Cash NOI includes lease termination fees as they are deemed to be generated in the ordinary course of business.
(2) Same-Property includes 285 and 275 buildings for the three months and year ended December 31, 2016 and 2015, respectively.
NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) acquisition-related expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense and net change in fair value of derivative financial instruments; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; and (viii) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements.
Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments and (ii) amortization of below and above market leases/leasehold interests. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements.
To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “Same-Property”. Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods presented, excluding properties intended for disposition in the near term, notes receivable interest income and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
FFO, NORMALIZED FFO AND NORMALIZED FAD
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income attributable to common stockholders	$16,551	$10,372	$45,912	$32,931
Depreciation and amortization expense related to investments in real estate	46,067	38,626	175,544	152,846
Gain on sales of real estate, net	(4,754)	—	(8,966)	(152)
Impairment	3,080	926	3,080	2,581
FFO attributable to common stockholders	$60,944	$49,924	$215,570	$188,206
Acquisition-related expenses	1,541	1,190	6,538	4,555
(Gain) loss on change in fair value of derivative financial instruments, net	(3,488)	(2,310)	(1,344)	769
Loss (gain) on extinguishment of debt, net	3	(16)	3,025	(123)
Noncontrolling income from partnership units included in diluted shares	513	166	1,315	514
Other normalizing items, net (1)(2)	—	1,783	117	1,999
Normalized FFO attributable to common stockholders	$59,513	$50,737	$225,221	$195,920
Other income	(66)	(23)	(286)	(114)
Non-cash compensation expense	1,935	1,262	7,071	5,724
Straight-line rent adjustments, net	(523)	(1,082)	(4,159)	(6,917)
Amortization of below and above market leases/leasehold interests and corporate assets, net	554	595	2,030	2,350
Deferred revenue - tenant improvement related (1)	—	(183)	—	(645)
Amortization of deferred financing costs and debt discount/premium, net	816	683	3,104	3,128
Recurring capital expenditures, tenant improvements and leasing commissions	(10,032)	(7,100)	(32,898)	(21,122)
Normalized FAD attributable to common stockholders	$52,197	$44,889	$200,083	$178,324

Net income attributable to common stockholders per diluted share	$0.11	$0.08	$0.33	$0.26
FFO adjustments per diluted share, net	0.31	0.31	1.21	1.21
FFO attributable to common stockholders per diluted share	$0.42	$0.39	$1.54	$1.47
Normalized FFO adjustments per diluted share, net	(0.01)	0.00	0.07	0.06
Normalized FFO attributable to common stockholders per diluted share	$0.41	$0.39	$1.61	$1.53

Weighted average diluted common shares outstanding	146,050	128,965	140,259	128,004

(1) For the three months and year ended December 31, 2016, deferred revenue - tenant improvement related items are excluded from Normalized FAD and other normalizing items excludes lease termination fees as they are both deemed to be generated in the ordinary course of business.

(2) For the three months and year ended December 31, 2015, other normalizing items primarily includes the acceleration of management fees paid in connection with an acquisition-related management agreement that was entered into at the time of acquisition for our Florida portfolio that was acquired in December 2013.

HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders.
HTA computes Normalized FFO, which excludes from FFO: (i) acquisition-related expenses; (ii) gain or loss on change in fair value of derivative financial instruments; (iii) gain or loss on extinguishment of debt; (iv) noncontrolling income or loss from partnership units included in diluted shares; and (v) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements.
HTA also computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) straight-line rent adjustments; (iv) amortization of below and above market leases/leasehold interests and corporate assets; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of our operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements.